Exhibit 99.1

Contacts:	Kristin Southey
Senior Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Senior Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD REPORTS DECEMBER QUARTER AND

CALENDAR YEAR 2010 FINANCIAL RESULTS

-    Company Achieves Record CY 2010 Operating Cash Flow of $1.4 Billion –

-    CY 2010 GAAP Net Revenues Increase Year Over Year to $4.45 Billion -

-    Company Delivers Record CY 2010 EPS –

-    2010 Revenues From Digital Channels Grow Over 20% to More Than $1.5 Billion -

-    Company Announces New $1.5 Billion Stock Repurchase Program -

-    Company Announces 10% Increase in Cash Dividend to $0.165 per Common Share –

Santa Monica, CA – February 9, 2011 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced financial results for the calendar year and quarter ending December 31, 2010.    Activision Blizzard reports results on both a GAAP and a non-GAAP basis.  A reconciliation of the company’s GAAP and non-GAAP results can be found in the attached tables.

For calendar year 2010, Activision Blizzard’s GAAP net revenues increased to $4.45 billion, as compared with $4.28 billion for 2009.  On a non-GAAP basis, the company’s net revenues were $4.80 billion, as compared with $4.78 billion for 2009.   Revenues from digital channels for the calendar year were more than $1.5 billion, an increase of more than 20% year over year.

For calendar year 2010, Activision Blizzard’s GAAP earnings per diluted share increased to $0.33, as compared with $0.09 per diluted share for 2009.  The 2010 results include a $0.16 per share non-cash reduction in the valuation of intangible assets reflecting weaker retail sales in the casual and music genres, while the 2009 results included a similar non-cash charge of $0.19 per share.  On a non-GAAP basis, the company’s earnings per diluted share grew 14.5% to $0.79, as compared with $0.69 per diluted share for 2009.

(more)

For the quarter ended December 31, 2010, Activision Blizzard’s GAAP net revenues were $1.43 billion as compared with fourth-quarter 2009 net revenues of $1.56 billion.  On a non-GAAP basis, the company’s net revenues for the quarter were $2.55 billion, as compared with fourth-quarter 2009 non-GAAP net revenues of $2.50 billion.  Revenues from digital channels for the quarter were more than $470 million, an increase of 40% year over year.

For the quarter ended December 31, 2010, Activision Blizzard had a GAAP loss per share of $0.20, inclusive of the $0.16 per share non-cash charge mentioned above.  On a non-GAAP basis, the company’s earnings per diluted share grew to $0.53. For the comparable quarter in 2009, the company had a GAAP loss per share of $0.23, inclusive of the $0.19 per share non-cash charge mentioned above, and non-GAAP earnings per diluted share of $0.49.

Robert Kotick, CEO of Activision Blizzard, stated, “Because of focus and disciplined execution, 2010 was another extraordinary year for Activision Blizzard.  We made some of the best games we have ever made in over 30 years of being in the interactive entertainment business.  We benefited from new content releases for two of the world’s most successful online entertainment franchises:  Activision Publishing’s Call of Duty®: Black Ops and Blizzard Entertainment’s World of Warcraft®: Cataclysm™, a new installment in the world’s largest subscription-based massively multiplayer online role-playing game.  During the year, we grew our net revenues, delivered record earnings, achieved record GAAP and non-GAAP operating margins of 11% and 29%, respectively, and generated $1.4 billion in operating cash flow.”

Kotick added, “Activision Blizzard’s key franchises have larger audience bases than ever before and we continue to see significantly enhanced user activity and engagement for our expanding online communities.   Our revenues from digital channels, which now account for over 30% of our overall revenues, were driven by increased sales of Activision Publishing’s Call of Duty map packs and value-added services for Blizzard Entertainment’s World of Warcraft.  Blizzard significantly evolved its direct digital distribution capabilities with the launch of its new Battle.net® service and saw players embrace its service offerings in record numbers.  Notably, since Call of Duty: Black Ops was launched in November players have spent an average of 52 minutes per day playing online, roughly equivalent to the 55 minutes that the average user spends each day on Facebook.(1)   As of February 2, 2011, more than 27 million gamers have played Call of Duty games online, logging more than 2 billion hours, or the equivalent of more than 229,000 years of gameplay.(2)”

(1)According to Microsoft, Sony, Activision Blizzard internal estimates and digitalbuzzblog.com

(2)According to Activision Blizzard internal estimates

(more)

Kotick concluded, “Online gaming continues to broaden its appeal.  Our shareholders continue to be well positioned to benefit from these trends and the focus of our incredibly talented employees around the world continues to allow us to lead our industry.  We expect to continue to drive long-term growth, increase our return on invested capital and generate strong cash flow as we have over the last few years.  Our strong balance sheet affords us the financial flexibility to invest in games that few companies have the ability to create and allows us to provide our shareholders with value through dividends and share repurchases.”

Business Highlights

•                  Activision Blizzard was the #1 publisher overall in North America and Europe for the calendar year.(3)

•                  Activision Blizzard was the #1 publisher in North America on the Xbox® 360, PlayStation® 3 and PC collectively for the calendar year.(4)

•                  Blizzard Entertainment’s World of Warcraft: Cataclysm, which was launched on December 7, 2010, sold through more than 3.3 million copies worldwide during its first 24 hours of release, making it the fastest-selling PC game of all time.  It continued to sell through more than 4.7 million copies in its first month.(5)

•                  As of December 31, 2010, more than 12 million gamers worldwide are subscribed to play Blizzard Entertainment’s World of Warcraft.(6)

•                  For the December quarter, in North America and Europe, Call of Duty: Black Ops was the #1 best-selling console title in dollars ever during a single quarter and the Call of Duty franchise was the #1 franchise overall.(3)

•                  In November 2010, Call of Duty: Black Ops became the first video game ever to surpass $650 million in retail sales in its first five days of release.(2)  To date, the game has achieved more than $1 billion in retail sales worldwide.(3)

•                  As of January 31, 2011, total unique gamers playing Activision Publishing’s Call of Duty: Black Ops increased by more than 49% over the number of total unique gamers that played Call of Duty®: Modern Warfare® for the first three months after each game’s release.(7)

(3)According to The NPD Group - Charttrack and Gfk

(4)According to The NPD Group

(5) According to internal company records from Blizzard Entertainment and reports from key distribution partners

(6)According to Blizzard Entertainment internal data

(7)According to Microsoft, Sony and Activision Blizzard internal estimates

(more)

•                  On February 1, 2011, Activision Publishing released Call of Duty: Black Ops First Strike, the first add-on pack for Call of Duty: Black Ops, on Xbox LIVE®.   The map pack set new Xbox LIVE records with more than 1.4 million downloads in the first 24 hours, an increase of more than 25% over last year’s Call of Duty: Modern Warfare 2 Stimulus Package.(7) The map pack also will be available on the PlayStation® 3 computer entertainment system on March 3, 2011 and on the PC later in the quarter.

Company Outlook

Activision Blizzard will continue to invest its capital and resources in the significant opportunities afforded by online gaming worldwide and will reduce its exposure to low-margin and low-potential businesses.  In 2011, the company will allocate the majority of its resources and focus toward opportunities which we expect will afford us the greatest competitive advantages and the greatest potential for best-in-class quality, high-margin digital growth, and long-term success.  These opportunities include Blizzard Entertainment’s games currently in development, robust investment in forthcoming Call of Duty titles, the development of a best-in-class digital community surrounding the Call of Duty franchise, a new property from Bungie and an innovative new universe with broad appeal that will be revealed at Toy Fair later this week and will bring the world of toys, video games and the Internet together in an unprecedented way.  These investments should better position Activision Blizzard for long-term growth and enable it to continue expanding its position as the largest digital publisher.

At the same time, due to continued declines in the music genre, the company will disband Activision Publishing’s Guitar Hero business unit and discontinue development on its Guitar Hero game for 2011.  The company also will stop development on True Crime: Hong Kong™.  These decisions are based on the desire to focus on the greatest opportunities that the company currently has to create the world’s best interactive entertainment experiences.

For calendar year 2011, Activision Blizzard expects GAAP net revenues to be $3.95 billion and GAAP earnings per diluted share to be $0.56.  On a non-GAAP basis, the company expects net revenues of $3.9 billion and non-GAAP earnings per diluted share to be $0.70 for the calendar year.  Since Blizzard Entertainment has not confirmed a launch date for its next global release, the company’s calendar year outlook at this time does not yet include a new game from Blizzard in 2011.

For the first quarter of 2011, Activision Blizzard expects GAAP net revenues of $1.28 billion, and GAAP earnings per diluted share of $0.28. The company’s first quarter GAAP earnings per diluted share outlook includes the impact of between $0.02 - $0.03 of expenses related to the restructuring.  On a non-GAAP basis, the company expects net revenues of $640 million and $0.07 earnings per diluted share for the first quarter.

(8)According to Microsoft, Sony and Activision Blizzard internal estimates

(more)

Activision Blizzard’s financial outlook is subject to significant risks and uncertainties, including declines in demand for its products, competition, the effectiveness of the company’s restructuring efforts, fluctuations in foreign exchange and tax rates, and counterparty risks relating to customers, licensees, licensors and manufacturers.

The company’s outlook is also based on assumptions about sell-through rates for its products, and the launch timing, success and pricing of its new slate of products.  Current macroeconomic conditions increase those risks and uncertainties.  As a result of these and other factors, actual results may deviate materially from the outlook presented above.

Board Authorizes Stock Repurchase Program and Declares Cash Dividend

Activision Blizzard today announced that its Board of Directors has authorized a new stock repurchase program under which the company can repurchase up to $1.5 billion of the company’s outstanding common stock.  This program replaces the company’s $1 billion stock repurchase plan program authorized in February 2010, which expired on December 31, 2010.  As of December 31, 2010, Activision Blizzard had purchased an aggregate of 86 million shares of its common stock for approximately $966 million under the 2010 program.

The Board of Directors also declared a cash dividend of $0.165 per common share payable on May 11, 2011 to shareholders of record at the close of business on March 16, 2011.  This is the company’s second-ever cash dividend and it represents a 10% increase over its first-ever dividend that was issued in 2010.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter and year ended December 31, 2010 and management’s outlook for 2011. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call and view a brief supporting slide presentation via live Webcast or to listen to the call live by dialing into 877-397-0292 in the U.S. with passcode 8890647.

(more)

Non-GAAP Financial Measures

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) the following items: the impact of the change in deferred net revenues and related cost of sales with respect to certain of the company’s online-enabled games; expenses related to share-based payments; Activision Blizzard’s non-core exit operations (which are the operating results of products and operations of the historical Vivendi Games, Inc. businesses that the company has exited or substantially wound down); costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities); expenses related to the restructuring of our Activision Publishing operations; the amortization of intangibles and impairment of intangible assets; and the associated tax benefits.

Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard.

Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

(more)

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile game publisher with leading positions across the major categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment and market conditions within the video game industry, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital and used games, competition including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, rapid changes in technology and industry standards, litigation risks and associated costs, the effectiveness of Activision Blizzard’s restructuring efforts, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other factors identified in the risk factors sections of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

(more)

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net revenues:
Product sales	$1,061	$1,232	$3,087	$3,080
Subscription, licensing and other revenues	366	325	1,360	1,199
Total net revenues	1,427	1,557	4,447	4,279

Costs and expenses:
Cost of sales - product costs	585	670	1,350	1,432
Cost of sales - massively multi-player online role playing game (“MMORPG”)	73	54	241	212
Cost of sales - software royalties and amortization	128	136	338	348
Cost of sales - intellectual property licenses	92	152	197	315
Product development	275	265	642	627
Sales and marketing	226	215	520	544
General and administrative	119	94	364	395
Impairment of intangible assets	326	409	326	409
Restructuring	—	(6)	—	23
Total costs and expenses	1,824	1,989	3,978	4,305
Operating income (loss)	(397)	(432)	469	(26)
Investment and other income, net	8	(3)	23	18
Income (loss) before income tax expense	(389)	(435)	492	(8)
Income tax (benefit) expense	(156)	(149)	74	(121)
Net income (loss)	$(233)	$(286)	$418	$113

Basic earnings (loss) per common share	$(0.20)	$(0.23)	$0.34	$0.09
Weighted average common shares outstanding	1,198	1,265	1,222	1,283

Diluted earnings (loss) per common share	$(0.20)	$(0.23)	$0.33	$0.09
Weighted average common shares outstanding assuming dilution	1,198	1,265	1,236	1,311

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$2,812	$2,768
Short-term investments	696	477
Accounts receivable, net	640	739
Inventories	112	241
Software development	147	224
Intellectual property licenses	45	55
Deferred income taxes, net	640	498
Other current assets	293	327
Total current assets	5,385	5,329
Long-term investments	23	23
Software development	55	10
Intellectual property licenses	28	28
Property and equipment, net	169	138
Other assets	21	9
Intangible assets, net	160	618
Trademark and trade names	433	433
Goodwill	7,132	7,154
Total assets	$13,406	$13,742

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$363	$302
Deferred revenues	1,726	1,426
Accrued expenses and other liabilities	818	779
Total current liabilities	2,907	2,507
Deferred income taxes, net	112	270
Other liabilities	184	209
Total liabilities	3,203	2,986

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	12,353	12,376
Treasury stock	(2,194)	(1,235)
Retained earnings (accumulated deficit)	57	(361)
Accumulated other comprehensive loss	(13)	(24)
Total shareholders’ equity	10,203	10,756
Total liabilities and shareholders’ equity	$13,406	$13,742

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$(233)	$(286)	$418	$113
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	(329)	(185)	(278)	(256)
Impairment of intangible assets	326	409	326	409
Depreciation and amortization	101	160	198	347
Loss on disposal of property and equipment	1	2	1	2
Amortization and write-off of capitalized software development costs and intellectual property licenses (1)	137	89	319	281
Stock-based compensation expense (2)	37	47	131	156
Excess tax benefits from stock options exercises	(11)	(11)	(22)	(79)
Changes in operating assets and liabilities:
Accounts receivable	(395)	(513)	76	235
Inventories	143	110	124	21
Software development and intellectual property	(75)	(79)	(313)	(308)
Other assets	(201)	(163)	17	(110)
Deferred revenues	1,103	955	293	503
Accounts payable	130	21	70	(18)
Accrued expenses and other liabilities	259	257	16	(113)
Net cash provided by operating activities	993	813	1,376	1,183

Cash flows from investing activities:
Proceeds from maturities of investments	107	35	580	44
Proceeds from sale of available-for-sale investments	—	—	—	2
Payment of contingent consideration	—	—	(4)	—
Purchases of available-for-sale investments	(119)	(197)	(800)	(425)
Capital expenditures	(21)	(28)	(97)	(69)
Decrease in restricted cash	44	45	9	5
Net cash provided by (used in) investing activities	11	(145)	(312)	(443)

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	19	18	73	81
Repurchase of common stock	(346)	(275)	(959)	(1,109)
Dividends paid	(2)	—	(189)	—
Excess tax benefits from stock option exercises	11	11	22	79
Net cash used in financing activities	(318)	(246)	(1,053)	(949)

Effect of foreign exchange rate changes on cash and cash equivalents	3	(14)	33	19
Net increase (decrease) in cash and cash equivalents	689	408	44	(190)

Cash and cash equivalents at beginning of period	2,123	2,360	2,768	2,958

Cash and cash equivalents at end of period	$2,812	$2,768	$2,812	$2,768

(1) Excludes deferral and amortization of stock-based compensation expense.

(2) Includes the net effects of capitalization, deferral, and amortization of stock-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year
	December 31,	March 31,	June 30,	September 30,	December 31,	% Increase
	2009	2010	2010	2010	2010	(Decrease)
Cash Flow Data
Operating Cash Flow	$813	$227	$(26)	$182	$993	22%
Operating Cash Flow - TTM	1,183	1,083	1,175	1,196	1,376	16
Capital Expenditures	28	12	27	37	21	(25)
Capital Expenditures - TTM	69	71	84	104	97	41
Non-GAAP Free Cash Flow	785	215	(53)	145	972	24
Non-GAAP Free Cash Flow - TTM	$1,114	$1,012	$1,091	$1,092	$1,279	15%

TTM represents trailing twelve months.

Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended December 31, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Impairment of Intangible Assets	Total Costs and Expenses
GAAP Measurement		$1,427	$585	$73	$128	$92	$275	$226	$119	$326	$1,824
Less: Net effect from deferral in net revenues and related cost of sales	(a)	1,121	200	—	45	17	—	—	—	—	262
Less: Stock-based compensation	(b)	—	—	—	(14)	—	(8)	(2)	(13)	—	(37)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—	—	—	1	—	1
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	—	(2)	—	(6)	(69)	—	—	—	—	(77)
Less: Impairment of intangible assets	(e)	—	—	—	—	—	—	—	—	(326)	(326)
Non-GAAP Measurement		$2,548	$783	$73	$153	$40	$267	$224	$107	$—	$1,647

Three Months Ended December 31, 2010		Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement		$(397)	$(233)	$(0.20)	$(0.20)
Less: Net effect from deferral in net revenues and related cost of sales	(a)	859	628	0.52	0.51
Less: Stock-based compensation	(b)	37	24	0.02	0.02
Less: Restructuring (included in general and administrative)	(c)	(1)	—	—	—
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	77	38	0.03	0.03
Less: Impairment of intangible assets	(e)	326	198	0.16	0.16
Non-GAAP Measurement		$901	$655	$0.54	$0.53

Year Ended December 31, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Impairment of Intangible Assets	Total Costs and Expenses
GAAP Measurement		$4,447	$1,350	$241	$338	$197	$642	$520	$364	326	$3,978
Less: Net effect from deferral in net revenues and related cost of sales	(a)	356	3	—	29	5	—	—	—	—	37
Less: Stock-based compensation	(b)	—	—	—	(65)	—	(12)	(8)	(46)	—	(131)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—	—	—	(3)	—	(3)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	—	(5)	—	(15)	(102)	—	—	(1)	—	(123)
Less: Impairment of intangible assets	(e)	—	—	—	—	—	—	—	—	(326)	(326)
Non-GAAP Measurement		$4,803	$1,348	$241	$287	$100	$630	$512	$314	$—	$3,432

Year Ended December 31, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$469	$418	$0.34	$0.33
Less: Net effect from deferral in net revenues and related cost of sales	(a)	319	232	0.19	0.19
Less: Stock-based compensation	(b)	131	88	0.07	0.07
Less: Restructuring (included in general and administrative)	(c)	3	2	—	—
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	123	53	0.04	0.04
Less: Impairment of intangible assets	(e)	326	198	0.16	0.16
Non-GAAP Measurement		$1,371	$991	$0.81	$0.79

(a)     Reflects the net change in deferred net revenues and related cost of sales.

(b)    Includes expense related to stock-based compensation.

(c)     Reflects restructuring related to the Business Combination with Vivendi Games. Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(d)    Reflects amortization of intangible assets, and the change in the fair value of assets and liabilities from purchase price accounting related adjustments.

(e)     Reflects impairment of intangible assets acquired as a result of purchase price accounting.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended December 31, 2009		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Impairment of Intangible Assets	Restructuring	Total Costs and Expenses
GAAP Measurement		$1,557	$670	$54	$136	$152	$265	$215	$94	$409	$(6)	$1,989
Less: Net effect from deferral in net revenues and related cost of sales	(a)	938	194	—	16	4	—	—	—	—	—	214
Less: Stock-based compensation	(b)	—	—	—	(16)	—	(12)	1	(20)	—	—	(47)
Less: Costs related to the Business Combination, integration and restructuring	(c)	—	—	—	—	—	—	—	—	—	6	6
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	—	(1)	—	(29)	(112)	—	—	—	—	—	(142)
Less: Impairment of intangible assets	(e)	—	—	—	—	—	—	—	—	(409)	—	(409)
Non-GAAP Measurement		$2,495	$863	$54	$107	$44	$253	$216	$74	$—	$—	$1,611

Three Months Ended December 31, 2009		Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement		$(432)	$(286)	$(0.23)	$(0.23)
Less: Net effect from deferral in net revenues and related cost of sales	(a)	724	552	0.43	0.43
Less: Stock-based compensation	(b)	47	29	0.02	0.02
Less: Costs related to the Business Combination, integration and restructuring	(c)	(6)	(4)	—	—
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	142	92	0.07	0.07
Less: Impairment of intangible assets	(e)	409	249	0.19	0.19
Non-GAAP Measurement		$884	$632	$0.50	$0.49

Year Ended December 31, 2009		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Impairment of Intangible Assets	Restructuring	Total Costs and Expenses
GAAP Measurement		$4,279	$1,432	$212	$348	$315	$627	$544	$395	$409	$23	$4,305
Less: Net effect from deferral in net revenues and related cost of sales	(a)	497	115	—	(4)	(2)	—	5	—	—	—	114
Less: Stock-based compensation	(b)	—	—	—	(34)	—	(40)	(9)	(71)	—	—	(154)
Less: Results of Activision Blizzard’s non-core exit operations	(f)	(1)	—	—	—	—	4	(3)	(10)	—	—	(9)
Less: Costs related to the Business Combination, integration and restructuring	(c)	—	—	—	—	—	—	—	(24)	—	(23)	(47)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	—	(5)	—	(66)	(186)	—	—	(2)	—	—	(259)
Less: Impairment of intangible assets	(e)	—	—	—	—	—	—	—	—	(409)	—	(409)
Non-GAAP Measurement		$4,775	$1,542	$212	$244	$127	$591	$537	$288	$—	$—	$3,541

Year Ended December 31, 2009		Operating Income (Loss)	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$(26)	$113	$0.09	$0.09
Less: Net effect from deferral in net revenues and related cost of sales	(a)	383	279	0.22	0.21
Less: Stock-based compensation	(b)	154	96	0.07	0.07
Less: Results of Activision Blizzard’s non-core exit operations	(f)	8	4	—	—
Less: Costs related to the Business Combination, integration and restructuring	(c)	47	28	0.02	0.02
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	259	141	0.11	0.11
Less: Impairment of intangible assets	(e)	409	249	0.19	0.19
Non-GAAP Measurement		$1,234	$910	$0.70	$0.69

(a)     Reflects the net change in deferred net revenues and related cost of sales.

(b)    Includes expense related to stock-based compensation.

(c)     Reflects costs related to the Business Combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(d)    Reflects amortization of intangible assets, and the change in the fair value of assets and liabilities from purchase price accounting related adjustments.

(e)     Reflects impairment of intangible assets acquired as a result of purchase accounting.

(f)       Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited, divested or wound down.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	December 31, 2010		December 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$820	57%	$1,000	64%	$(180)	(18)%
Digital online channel*	414	29	336	22	78	23
Total Activision and Blizzard	1,234	86	1,336	86	(102)	(8)

Distribution	193	14	221	14	(28)	(13)
Total consolidated GAAP net revenues	1,427	100	1,557	100	(130)	(8)

Change in Deferred Net Revenues(1)
Retail channel	1,059		933
Digital online channel*	62		5
Total changes in deferred net revenues	1,121		938

Non-GAAP Net Revenues by Distribution Channel
Retail channel	1,879	73	1,933	77	(54)	(3)
Digital online channel*	476	19	341	14	135	40
Total Activision and Blizzard	2,355	92	2,274	91	81	4

Distribution	193	8	221	9	(28)	(13)
Total non-GAAP net revenues (2)	$2,548	100%	$2,495	100%	$53	2%

	Year Ended
	December 31, 2010		December 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$2,629	59%	$2,622	61%	$7	—%
Digital online channel*	1,440	32	1,234	29	206	17
Total Activision and Blizzard	4,069	91	3,856	90	213	6

Distribution	378	9	423	10	(45)	(11)
Total consolidated GAAP net revenues	4,447	100	4,279	100	168	4

Change in Deferred Net Revenues(1)
Retail channel	243		457
Digital online channel*	113		39
Total changes in deferred net revenues	356		496

Non-GAAP Net Revenues by Distribution Channel
Retail channel	2,872	60	3,079	64	(207)	(7)
Digital online channel*	1,553	32	1,273	27	280	22
Total Activision and Blizzard	4,425	92	4,352	91	73	2

Distribution	378	8	423	9	(45)	(11)
Total non-GAAP net revenues (2)	$4,803	100%	$4,775	100%	$28	1%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Represents revenues from subscriptions and licensing royalties, value added services, downloadable contents, digitally distributed products, and wireless devices.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended December 31, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	December 31, 2010		December 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)

GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$340	24%	$309	20%	$31	10%
PC and other	124	9	45	3	79	176
Sony PlayStation 3	259	18	228	15	31	14
Sony PlayStation 2	6	—	53	3	(47)	(89)
Microsoft Xbox 360	281	20	324	21	(43)	(13)
Nintendo Wii	141	10	260	17	(119)	(46)
Total console	687	48	865	56	(178)	(21)
Sony PlayStation Portable	6	—	16	1	(10)	(63)
Nintendo Dual Screen	77	5	101	6	(24)	(24)
Total handheld	83	5	117	7	(34)	(29)
Total Activision and Blizzard	1,234	86	1,336	86	(102)	(8)

Distribution:
Total Distribution	193	14	221	14	(28)	(13)
Total consolidated GAAP net revenues	1,427	100	1,557	100	(130)	(8)

Change in Deferred Net Revenues(1)
Activision and Blizzard:
MMORPG	204		12
PC and other	—		76
Sony PlayStation 3	393		343
Microsoft Xbox 360	441		429
Nintendo Wii	75		78
Total console	909		850
Nintendo Dual Screen	8		—
Total changes in deferred net revenues	1,121		938

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	544	21	321	12	223	69
PC and other	124	5	121	5	3	2
Sony PlayStation 3	652	26	571	23	81	14
Sony PlayStation 2	6	—	53	2	(47)	(89)
Microsoft Xbox 360	722	28	753	30	(31)	(4)
Nintendo Wii	216	8	338	14	(122)	(36)
Total console	1,596	62	1,715	69	(119)	(7)
Sony PlayStation Portable	6	—	16	1	(10)	(63)
Nintendo Dual Screen	85	4	101	4	(16)	(16)
Total handheld	91	4	117	5	(26)	(22)
Total Activision and Blizzard	2,355	92	2,274	91	81	4

Total Distribution	193	8	221	9	(28)	(13)
Total non-GAAP net revenues(2)	$2,548	100%	$2,495	100%	$53	2%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Year Ended December 31, 2010 and 2009

(Amounts in millions)

	Year Ended
	December 31, 2010		December 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$1,230	28%	$1,248	29%	$(18)	(1)%
PC and other	325	7	164	4	161	98
Sony PlayStation 3	854	19	584	14	270	46
Sony PlayStation 2	35	1	174	4	(139)	(80)
Microsoft Xbox 360	1,033	23	857	19	176	21
Nintendo Wii	408	9	584	14	(176)	(30)
Total console	2,330	52	2,199	51	131	6
Sony PlayStation Portable	16	—	48	1	(32)	(67)
Nintendo Dual Screen	168	4	196	5	(28)	(14)
Total handheld	184	4	244	6	(60)	(25)
Total Activision and Blizzard	4,069	91	3,855	90	214	6

Distribution:
Total Distribution	378	9	423	10	(45)	(11)
Total platform mix net revenues	4,447	100	4,278	100	169	4

Other(1)	—	—	1	—	(1)	NM
Total consolidated GAAP net revenues	4,447	100	4,279	100	168	4

Change in Deferred Net Revenues(1)
Activision and Blizzard:
MMORPG	191		(93)
PC and other	81		49
Sony PlayStation 3	77		259
Microsoft Xbox 360	15		284
Nintendo Wii	(16)		(2)
Total console	76		541
Nintendo Dual Screen	8		—
Total changes in deferred net revenues	356		497

Other(1)	—		(1)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	1,421	30	1,155	24	266	23
PC and other	406	8	213	4	193	91
Sony PlayStation 3	931	19	843	18	88	10
Sony PlayStation 2	35	1	174	4	(139)	(80)
Microsoft Xbox 360	1,048	22	1,141	24	(93)	(8)
Nintendo Wii	392	8	582	12	(190)	(33)
Total console	2,406	50	2,740	58	(334)	(12)
Sony PlayStation Portable	16	—	48	1	(32)	(67)
Nintendo Dual Screen	176	4	196	4	(20)	(10)
Total handheld	192	4	244	5	(52)	(21)
Total Activision and Blizzard	4,425	92	4,352	91	73	2

Total Distribution	378	8	423	9	(45)	(11)
Total non-GAAP net revenues(2)	$4,803	100%	$4,775	100%	$28	1%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues and other.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months And Year Ended December 31, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	December 31, 2010		December 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$734	51%	$759	49%	$(25)	(3)%
Europe	600	42	710	46	(110)	(15)
Asia Pacific	93	7	88	5	5	6
Total consolidated GAAP net revenues	1,427	100	1,557	100	(130)	(8)

Change in Deferred Net Revenues(1)
North America	627		528
Europe	440		371
Asia Pacific	54		39
Total changes in net revenues	1,121		938

Non-GAAP Net Revenues by Geographic Region
North America	1,361	53	1,287	52	74	6
Europe	1,040	41	1,081	43	(41)	(4)
Asia Pacific	147	6	127	5	20	16
Total non-GAAP net revenues(2)	$2,548	100%	$2,495	100%	$53	2%

	Year Ended
	December 31, 2010		December 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$2,409	54%	$2,217	52%	$192	9%
Europe	1,743	39	1,798	42	(55)	(3)
Asia Pacific	295	7	263	6	32	12
Total geographic region net revenues	4,447	100	4,278	100	169	4

Other(1)	—	—	1	—	(1)	NM
Total consolidated GAAP net revenues	4,447	100	4,279	100	168	4

Change in Deferred Net Revenues(1)
North America	166		241
Europe	159		224
Asia Pacific	31		32
Total changes in net revenues	356		497

Other(1)	—		(1)

Non-GAAP Net Revenues by Geographic Region
North America	2,575	54	2,458	52	117	5
Europe	1,902	39	2,022	42	(120)	(6)
Asia Pacific	326	7	295	6	31	11
Total non-GAAP net revenues(2)	$4,803	100%	$4,775	100%	$28	1%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months And Year Ended December 31, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	December 31, 2010		December 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$1,785	125%	$1,945	125%	$(160)	(8)%
Blizzard(ii)	570	40	329	21	241	73
Distribution(iii)	193	14	221	14	(28)	(13)
Operating segment total	2,548	179	2,495	160	53	2

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(1,121)	(79)	(938)	(60)
Consolidated net revenues	$1,427	100%	$1,557	100%	(130)	(8)

Segment income from operations:
Activision(i)	$599		$712		(113)	(16)
Blizzard(ii)	291		162		129	80
Distribution(iii)	11		10		1	10
Operating segment total	901		884		17	2

Reconciliation to consolidated operating income (loss):
Net effect from deferral of net revenues and related cost of sales	(859)		(724)
Stock-based compensation expense	(37)		(47)
Restructuring	1		6
Amortization of intangible assets and purchase price accounting related adjustments	(77)		(142)
Impairment of intangible assets	(326)		(409)
Consolidated operating (loss)	$(397)		$(432)		$35	(8)%

Operating margin from total operating segments	35%		35%

	Year Ended
	December 31, 2010		December 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$2,769	62%	$3,156	74%	$(387)	(12)%
Blizzard(ii)	1,656	37	1,196	28	460	38
Distribution(iii)	378	9	423	10	(45)	(11)
Operating segment total	4,803	108	4,775	112	28	1

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(356)	(8)	(497)	(12)
Other(iv)	—	—	1	—
Consolidated net revenues	$4,447	100%	$4,279	100%	168	4

Segment income from operations:
Activision(i)	$511		$663		(152)	(23)
Blizzard(ii)	850		555		295	53
Distribution(iii)	10		16		(6)	(38)
Operating segment total	1,371		1,234		137	11

Reconciliation to consolidated operating income (loss):
Net effect from deferral of net revenues and related cost of sales	(319)		(383)
Stock-based compensation expense	(131)		(154)
Restructuring	(3)		(23)
Amortization of intangible assets and purchase price accounting related adjustments	(123)		(259)
Impairment of intangible assets	(326)		(409)
Integration and transactions costs	—		(24)
Other(iv)	—		(8)
Consolidated operating income (loss)	$469		$(26)		$495	NM %

Operating margin from total operating segments	29%		26%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment products and contents.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(iv) Other represents Non-Core activities, which are legacy Vivendi Games’ divisions or business units that we have exited, divested or wound down as part of our restructuring and integration efforts as a result of the Business Combination. Prior to July 1, 2009, Non-Core activities were managed as a stand alone operating segment; however, in light of the minimal activities and insignificance of Non-Core activities, as of that date we ceased their management as a separate operating segment and consequently, we are no longer providing separate operating segment disclosure.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending March 31, 2011 and

Year Ending December 31, 2011

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		March 31, 2011	December 31, 2011

Net Revenues (GAAP)		$1,280	$3,950

Excluding the impact of:
Change in deferred net revenues	(a)	(640)	(50)

Non-GAAP Net Revenues		$640	$3,900

Earnings Per Diluted Share (GAAP)		$0.28	$0.56

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.26)	0.01
Stock-based compensation	(c)	0.02	0.07
Amortization of intangible assets	(d)	—	0.03
Restructuring expenses	(e)	0.03	0.03

Non-GAAP Earnings Per Diluted Share		$0.07	$0.70

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets.

(e) Reflects expenses relating to the restructuring of our Activision Publishing operations.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.